Exhibit 10.1

EXTENSION AGREEMENT

THIS EXTENSION AGREEMENT (this “Agreement”), executed as of the 15th day of April, 2013 (the “Effective Date”), by and among The Karlsson Group, Inc., an Arizona corporation (“Karlsson”), on the one hand, and Prospect Global Resources, Inc., a Delaware corporation (“Prospect DE”), Prospect Global Resources, Inc., a Nevada corporation (“Parent”), Apache County Land & Ranch, LLC, a Nevada limited liability (“Apache”) and American West Potash, LLC, a Delaware limited liability company (“AWP” and collectively with Prospect DE, Parent and Apache the “Prospect Parties” and each a “Prospect Party”) on the other hand, is made with reference to the following facts:

A.                                    Prospect DE has entered into and delivered to the order of Karlsson that certain Senior First Priority Secured Promissory Note, dated as of August 1, 2012 (such Note, as so amended and as the same may hereafter be amended, modified, extended and/or restated, being hereinafter referred to as the “Note”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Note.

B.                                    Pursuant to the Note, Karlsson has made certain extensions of credit (the “Loan”) to Prospect DE.

C.                                    The Loan is secured by, among other instruments, (i) that certain Deed of Trust, Security Agreement, Assignment of Production and Proceeds, Fixture Filing and Financing Statement dated as of August 1, 2012, executed by AWP, as trustor, in favor of and for the benefit of Karlsson, as beneficiary, and recorded August 1, 2012, as Instrument No. 2012-004076 in the Official Records of Apache County, Arizona (the “AWP Deed of Trust”) with respect to the property described therein (the “Premises”), (ii) that certain Security Agreement, dated as of August 1, 2012, executed by Prospect DE and AWP in favor of and for the benefit of Karlsson (the “Security Agreement”), (iii) that certain Membership Interest Pledge Agreement between Prospect DE and Karlsson, dated as of May 30, 2012 (the “AWP Pledge Agreement”); (iv) that certain Membership Interest Pledge Agreement between AWP and Karlsson, dated as of January 28, 2013 (the “Apache Pledge Agreement”); and (v) each of the Collateral Assignment of Mineral Leases, the Collateral Assignment of Mining Permits, and the Collateral Assignments of Royalty Agreements, each between AWP and Karlsson and each dated as of August 1, 2012 (collectively, the “Collateral Assignments”).  The Loan and all of Prospect DE’s other obligations under the Loan Documents (as defined below) are guaranteed by that certain Unconditional Guaranty dated as of August 1, 2012 executed by AWP in favor of and for the benefit of Karlsson (the “Guaranty”, and together with the AWP Deed of Trust, the Security Agreement, the Pledge Agreement and the Collateral Assignments and all financing statements, fixture filings, patent, trademark and copyright filings and other documents and agreements relating to the collateral for the Loan and made or delivered pursuant to the Note or any other Loan Document, the “Collateral Documents”).  The Note, the Collateral Documents and all other documents, agreements and instruments delivered to Karlsson under or in connection with the Note are collectively referred to herein as the “Loan Documents.”

D.                                    Apache is a wholly-owned subsidiary of AWP, AWP is a wholly-owned subsidiary of Prospect DE and Prospect DE is a wholly-owned subsidiary of Parent, which has a financial interest in the success of Prospect DE.  As a result, Parent, AWP and Apache are willing to enter into this Agreement and the documents and instruments contemplated hereby and expect to benefit therefrom.

E.                                     Pursuant to the terms of Section 2.2 of the Note, Prospect DE was required to make the First Installment Payment consisting of (i) a principal payment plus (ii) the interest accrued through March 30, 2013 on said principal payment plus (iii) the Tax Gross-Up Amount in the amount as set forth in the Note.  The aggregate amount due for the First Installment totaled in excess of $50 million.  Prospect DE did not make the First Installment Payment on March 30, 2013 and has not subsequently made such payment.

F.                                      The Prospect Parties have requested that Karlsson extend the payment dates under the Note and, in consideration of this Agreement, forbear from exercising its rights (i) to demand immediate repayment in full of the Loan and all other outstanding obligations of Prospect DE under the Loan Documents, (ii) to foreclose or otherwise realize on Karlsson’s liens and security interests under the AWP Deed of Trust, the Security Agreement and any other Collateral Documents and (iii) to demand repayment in full of the Loan under the Guaranty.

G.                                    The Prospect Parties have informed Karlsson that it is a precondition to Parent’s raising of additional funding, which funding will be provided by an equity contribution to Prospect DE (and by an equity contribution from Prospect DE to AWP and/or Apache) to develop and exploit mineral assets held by each of AWP and Apache, that the extension described in Recital F be provided.  Accordingly, each of AWP and Apache will benefit from such an extension.

H.                                   Karlsson is willing to forbear from exercising its rights and remedies under the Loan Documents, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Acknowledgements.

a.                                      The parties acknowledge that each of the foregoing factual recitals is truthful, accurate and valid.

b.                                      The parties acknowledge that immediately prior to the effectiveness of this Agreement, as of March 30, 2013, the outstanding principal balance of the Note was $115,282,000, and the accrued but unpaid interest due and payable on the Note was $7,155,617.

c.                                       The parties acknowledge that immediately prior to the effectiveness of this Agreement, the Loan Documents were valid and enforceable according to their terms.

d.                                      The parties acknowledge that but for this Agreement, in the event the First Installment Payment, interest thereon, and the Tax Gross-Up Amount were not paid to Karlsson on or before March 30, 2013, and Prospect DE had not made such payment within fifteen (15) business days after receiving written notice from Karlsson, an Event of Default would have existed under the Note and would be continuing under the Loan Documents, and but for this Agreement, Karlsson would have been entitled to exercise all of its rights and remedies with respect to such Event of Default.

e.                                       As of the Effective Date, Karlsson hereby waives all of its rights and remedies with respect to any Event of Default occurring on or prior to the Effective Date. Karlsson further waives any rights and remedies with respect to any inaccuracy in or breach of any of the Loan Documents occurring on or before the Effective Date if Karlsson had actual knowledge of such inaccuracy or breach prior to the Effective Date.

2.                                      Obligations of Parent.  For so long as the Note remains outstanding:

a.                                      Parent agrees that it will not incur any Debt (as defined in the Note) other than Permitted Prospect Nevada Debt (as defined in the Note).

b.                                      Parent and Karlsson agree that up to ten percent (10%) of the amount to be raised with respect to each Funding Raise (the “Funding Expense Cap”) may be paid to third parties in satisfaction of transaction expenses or fees/commissions in connection with such Funding Raise, and that the Funding Expense Cap shall be deemed received as part of the cash proceeds for purposes of such Funding Raise; provided, however, that any amounts in excess of the Funding Expense Cap paid out in satisfaction of transaction expenses or fees/commission in connection with such Funding Raise shall not be deemed received as part of the cash proceeds of such Funding Raise for purposes of Section 5.4 of the Note.

c.                                       Parent shall deposit into the escrow account established pursuant to the Escrow Agreement, from the proceeds of the Funding Raises set forth in the Note, within one (1) business day of receipt of the funds raised in such Funding Raises, the amounts set forth in Schedule 1 to the Escrow Agreement and shall further promptly instruct the escrow agent to make the payments contemplated by Schedule 2 to the Escrow Agreement in the timeframes specified therein.

d.                                      Parent shall prepay the unpaid principal amount of the Note in accordance with Section 3.2(c) of the Note.

e.                                       Parent shall pay the payments set forth in Section 2.2 of the Note.

3.                                      No Further Disbursements.  The Prospect Parties acknowledge that Karlsson has no obligation to advance any loan proceeds under any of the Loan Documents, whether now or in the future.

4.                                      Closing Deliveries; Conditions Precedent.  Concurrently with the execution of this Extension Agreement, and as a condition to the effectiveness of this Agreement, the Prospect Parties and Karlsson, as applicable, will execute and deliver, or cause to be executed and delivered, the following:

a.                                      An amendment to the Note in the form attached hereto as Exhibit A (the “First Amendment to the Promissory Note”);

b.                                      An amendment to that certain Warrant, dated as of May 30, 2012, in the form attached hereto as Exhibit B (the “First Amendment to the Warrant”);

c.                                       An amendment to that certain Additional Consideration Agreement, dated as of August 1, 2012, by and between AWP and Karlsson in the form attached hereto as Exhibit C (the “First Amendment to the Additional Consideration Agreement”);

d.                                      An amendment to the Supplemental Payment Agreement, dated as of August 1, 2012, by and among Prospect DE, AWP and Karlsson in the form attached hereto as Exhibit D (the “First Amendment to the Supplemental Payment Agreement”);

e.                                       A guarantee by Parent in favor of Karlsson in the form attached hereto as Exhibit E (the “Parent Guarantee”).  The parties hereto agree that the Parent Guarantee shall constitute a Loan Document for all purposes under the Loan Documents.

f.                                        A pledge of the equity interests of Prospect DE by Parent in favor of Karlsson in the form attached hereto as Exhibit F (the “Prospect DE Pledge”) and UCC-1’s in recordable form with respect thereto.  The parties hereto agree that the Prospect DE Pledge shall constitute a Loan Document for all purposes under the Loan Documents.

g.                                       Amendments to (i) that certain Promissory Note issued by Parent dated as of March 7, 2013, in favor of Apollo Management VII, L.P., a Delaware limited partnership, and (ii) that certain Promissory Note issued by Parent, dated as of March 7, 2013, in favor of Apollo Commodities Management, L.P., a Delaware limited partnership with respect to Series I.

h.                                      An escrow agreement by and between the escrow agent, Parent and Karlsson in the form attached hereto as Exhibit G (the “Escrow Agreement”).

i.                                          Karlsson shall have received a certificate of the Secretary or Assistant Secretary of each Prospect Party, dated as of the Closing Date (as defined below), certifying (i) the resolutions of the Boards of Directors or Managers, as applicable, of each Prospect Party authorizing the execution, delivery and performance of this Agreement by such Prospect Party, and (ii) the incumbency, authority and signatures of each executive officer who will act as such in connection herewith.

j.                                         A good standing certificate from the state of organization of each Prospect Party as of a recent date.

k.                                      AWP shall have delivered to Polsinelli PC, One East Washington, Suite 1200, Phoenix, AZ 85004 c/o Gerritt M. Steenblik, the originals of all of the Arizona State Mineral Exploration Permits as listed in Exhibit A to the AWP Deed of Trust, to be held in escrow on behalf of Karlsson as additional collateral, and to be delivered to Karlsson solely upon an Event of Default, subject to all applicable notice and cure periods.

l.                                          Karlsson shall have received copies of the Articles of Organization, the operating agreement and all amendments thereto, and a Certificate of Good Standing as to Apache.

m.                                  Karlsson shall have received copies of all agreements, deeds, and other documents pursuant to which Apache has acquired any real or personal property assets (the “Apache Collateral”).

n.                                      Karlsson shall have received an Officer’s Certificate (the “Officer’s Certificate”) of the Chief Executive Officer or the Chief financial Officer of Prospect DE and Parent dated as of the Effective Date, certifying: (i) the accuracy of the representations and warranties set forth in Section 6(e) of this Agreement, (ii) that the documents delivered to Karlsson pursuant to Section 4(m) of this Agreement constitute all of the agreements, deeds, instruments, or other documents pursuant to which Apache has acquired any Apache collateral and (iii) that Witch Wells Land & Cattle, LLC does not own any assets.

5.                                      DFS Completion Date; Termination of Escrow.  Upon the DFS Completion Date (as defined in the Note):

a.                                      The Prospect Parties shall be deemed to be automatically and immediately released from their requirement to further fund the Escrow Agreement with respect to the Funding Raises set forth in Section 5.4 of the Note;

b.                                      Any amounts remaining in escrow pursuant to the terms of the Escrow Agreement shall be released to the vendors and parties specified in the Schedules to the Escrow in the ordinary course of business (the “Remaining Amount”) and any excess amount (after payment of or reserve for the Remaining Amount) shall be paid from escrow to the Prospect Parties, and

c.                                       Subject to the terms of the Escrow Agreement, Karlsson shall promptly execute joint escrow instructions to: (1) terminate the Escrow Agreement, and (2) release all amounts subject to the Escrow Agreement to the Prospect Parties, except for the Remaining Amount, if any.

6.                                      Representations and Warranties.  As of the Effective Date and upon the effectiveness of this Agreement, the Prospect Parties hereby represent and warrant to Karlsson as follows:

a.                                      Each representation and warranty made by Prospect DE in Section 5 of the Pledge Agreement and each representation and warranty made by any Prospect Party in each other Loan Document is true and correct in all material respects on and as of the Effective Date, except to the extent such representation and warranty relates solely to an earlier date.

b.                                      This Agreement has been duly authorized and constitutes the legal, valid and binding obligation of the Prospect Parties enforceable against each of the Prospect Parties in accordance with its terms.

c.                                       Neither the execution by the Prospect Parties nor the effectuation by Karlsson of any of its rights and remedies hereunder, whether upon default or otherwise, will result in a breach of or constitute a default under any charter provision or by-law of any Prospect Party or any other agreement or instrument to which any Prospect Party is a party, nor violate any law or any rule or regulation of any administrative agency or any order, writ, injunction or decree or any court or administrative agency, nor does any of the foregoing require the consent of any Person or any notice or filing with any governmental or regulatory body.

d.                                      The Prospect Parties are in compliance in all material respects with all material requirements of applicable law.

e.                                       Between March 20, 2013 and the Effective Date the following amounts were paid by Prospect DE or Parent to the following entities: (i) Tetratech ($325,000); (ii) Novopro ($80,000); and (iii) JT Boyd ($100,000).

f.                                        There are no Events of Default under any Loan Document.

7.                                      Additional Covenants.  From and after the Effective Date, the Prospect Parties covenant as follows:

a.                                      Within ten (10) days of the Effective Date, Parent shall cause Parent’s receivable from AWP to be re-classified as an equity contribution to AWP.  For so long as the Note remains outstanding, Prospect DE and Parent agree that all funds contributed to AWP by Prospect DE or to Prospect DE by Parent shall be in the form of a contribution upon the equity capital of AWP and not in the form of debt.

b.                                      Within forty-five (45) days of the Effective Date, Prospect DE and Parent shall cause Apache to execute and deliver in favor of Karlsson a guaranty of the obligations under the Loan Documents and a first priority deed of trust, assignment of leases and rents, security agreement, fixture filing and financing statement with respect to all of the Apache Collateral (the “Apache Deed of Trust”), substantially in the form of the AWP Guaranty and Deed of Trust, together with a lender’s policy of title insurance in favor of Karlsson in an amount equal to the cumulative purchase price of the Apache Collateral plus any filing and recording fees.  The parties hereto agree that the Apache Deed of Trust shall constitute a Loan Document for all purposes under the Loan Documents.

c.                                       Within sixty (60) days of the Effective Date, Parent shall provide Karlsson with pro-forma copies of the remaining submissions to the ASLD for 2013 completed with all information reasonably available as of such date.

d.                                      Within fifteen (15) days of the Effective Date, Parent shall reduce the Royalty (as defined in that certain Termination of Management Services Agreement dated as of August 1, 2012 by and between Parent and Buffalo Management LLC, a Colorado limited liability company (“Buffalo”)) from Two Percent (2%) to One Percent (1%) in exchange for consideration payable to Buffalo.

e.                                       For so long as the Note remains outstanding, the Prospect Parties will not take any further action to cause AWP to grant Grandhaven Energy, LLC, a Wisconsin limited liability company (“Grandhaven”) the Royalty Interests (as such term is defined in that certain Potash Royalty Purchase and Sale Agreement and Option dated as of November 22, 2011) (the “Grandhaven Royalty”) between Parent and Grandhaven.

8.                                      Closing Date.  As used in this Agreement, the Closing Date shall mean the Effective Date, unless otherwise agreed to in writing by all the parties hereto.

9.                                      Karlsson’s Costs.  Parent shall pay Karlsson’s legal costs and expenses of Two Hundred Seventy Five Thousand Dollars ($275,000) as follows: (i) concurrently with the execution of this Agreement, Parent shall pay Karlsson One Hundred Fifty Thousand Dollars ($150,000) by certified or bank check; and (ii) within thirty (30) days of the Effective Date, Parent shall pay Karlsson the remaining One Hundred Twenty Five Thousand Dollars ($125,000) by certified or bank check.  Following the Effective Date, if an Event of Default shall have occurred and be continuing, the Prospect Parties shall promptly reimburse Karlsson for its reasonable attorneys’ fees, costs and out of pocket expenses incurred directly related to the enforcement of this Agreement and the other Loan Documents.

10.                               Confirmation of Obligations.  As of the Closing Date and subject to the terms of this Agreement, each Prospect Party confirms, ratifies and restates all of its respective obligations under the Loan Documents and Prospect DE agrees to pay all of the indebtedness evidenced by the Loan Documents according to their terms and provisions as amended to date.  Prospect DE confirms, ratifies and restates that Karlsson has first lien priority interests in all of the Collateral described in the Security Agreement and the other Loan Documents.  Subject to the terms of this Agreement, all of the terms, covenants and provisions of the Note, the Collateral Documents and the other Loan Documents shall remain in full force and effect.  Without limiting the generality of the foregoing, each Prospect Party hereby expressly acknowledge and agree that, as of the Closing Date, it has no offsets, claims, counterclaims or defenses whatsoever against any of its obligations under the Note, the Collateral Documents or any other Loan Document, including those which would in any way reduce the amount of the indebtedness owed to Karlsson under the Loan Documents or affect the validity of any foreclosure sale of any of the Collateral, and if any of the same now exists, each Prospect Party irrevocably waive, and agree not to assert, any such existing offset, claim, counterclaim, defense or other cause of action against Karlsson.

11.                               Deficiency; Waivers.  To the fullest extent permitted by applicable law, Prospect DE and Parent unconditionally and irrevocably waives any rights or benefits arising under A.R.S. §§ 12-1566, 12-1641 through and including 12-1644, 33-814, 33-725, 33-727 and 44-142, and Ariz. R. Civ. P. 17(f) or such statutes, rules or similar provisions as may be enacted or adopted hereafter.

12.                               General Release.  To the maximum extent permitted by law, each Prospect Party hereby waives, releases and discharges Karlsson and its directors, shareholders, officers, employees and counsel from any and all suits, causes of action, legal or administrative proceedings, liabilities, claims, damages, losses, costs or expenses of any kind (collectively, “Claims”), known or unknown, which such Prospect Party may have, arising out of acts, omissions, or events occurring at any time prior to and including the Effective Date.  Each Prospect Party hereby agrees and represents that the matters released herein are not limited to the matters which are known, disclosed or foreseeable.  The Prospect Parties intend to waive all Claims, including Claims which they do not know or suspect to exist in their favor to no less extent than a waiver of such Claims under California law will be effected by a waiver by the Prospect Parties under California law of any and all rights and benefits which they now have or in the future may have by virtue of the provisions of Section 1542 of the California Civil Code which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

The Prospect Parties hereby agree, represent and warrant that they are familiar with and have read and understand and have consulted legal counsel of their choosing with respect to California Civil Code Section 1542, and the Prospect Parties realize and acknowledge that factual matters now unknown to them may have given or may hereafter give rise to actions, legal or administrative proceedings, claims, demands, debts, controversies, damages, costs or losses, liabilities and expenses which are presently unknown, unanticipated and unsuspected.

INITIALS:
PROSPECT DE	PARENT

AWP	APACHE

13.                               Indemnification.  The Prospect Parties, jointly and severally, shall indemnify Karlsson, any affiliate thereof and each of their respective directors, shareholders, officers, employees, agents, counsel and other advisors (each an “Indemnified Person”), against and hold each of them harmless for, from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person in connection with (a) any investigation, litigation or other proceeding, irrespective of whether the Indemnified Person shall be designated a party thereto, in any way relating to or arising out of this Agreement or any other Loan Document, (b) the use or intended use of the proceeds of the Loan, (c) any actual or asserted violation of any environmental law with respect to the Premises or any other collateral, any lease of the Premises or any other collateral and/or any foreclosure proceeding affecting the Premises or any other collateral (the “Indemnified Liabilities”) and (d) the transactions contemplated hereby or thereby; provided, however, that neither Prospect DE nor Parent shall be liable for any portion of such Indemnified Liabilities resulting from an Indemnified Person’s gross negligence or willful misconduct or breach of this Agreement or the Loan Documents. Each Indemnified Party is authorized to employ counsel of its own choosing in enforcing its rights hereunder and in defending against any claim, demand, action or cause of action covered by this Section 13.  All of the Prospect Parties’ obligations or liabilities to any Indemnified Party under this Section 13 shall be and hereby are covered and secured by the Loan Documents, and shall survive the expiration of termination of this Agreement.  If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Prospect Parties agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

14.                               Warrant Valuation Assistance.  With respect to the valuation of the Warrant, Parent shall cooperate and work in good faith with Karlsson’s third party valuation expert.

15.                               Further Assurances.  The Prospect Parties shall, at Karlsson’s request, execute (either alone or with Karlsson, as Karlsson may require) deliver to Karlsson, any and all additional instruments and documents, and Prospect DE and Parent will, and will cause each other Prospect Party to, perform all actions, which from time to time may be necessary to maintain a perfected lien and security interest in the security described in this Agreement, the Security Agreement, the AWP Deed of Trust, the Apache Deed of Trust or any other Collateral Document or any other Loan Document, including but not limited to procuring additional policies of title insurance, or endorsements with respect to existing policies of tile insurance, with regard to the properties of Apache or AWP or similar acts reasonably required in connection with the foregoing.

16.                               No Novation; Loan Document.  This Agreement is a revision to the Note and the other Loan Documents only, and not a novation.  This Agreement is a Loan Document.

17.                               Waivers.

a.                                      In order to hold the Prospect Parties liable under the Loan Documents, there shall be no obligation on the part of Karlsson, at any time, to resort to payment from Prospect DE or to anyone else, or to any collateral, security, property, liens or other rights and remedies whatsoever, all of which are hereby expressly waived by the Prospect Parties.

b.                                      Each Prospect Party hereby expressly waives diligence in collection or protection, presentment, demand or protest or in giving notice (except as provided in the Loan Documents) to anyone of the protest, dishonor, default, or nonpayment or of the creation or existence of any of the Secured Obligations or of any security or collateral therefor or of the acceptance of this Agreement.

c.                                       Each Prospect Party waives any and all defenses, claims and discharges of Prospect DE, or any other obligor, pertaining to the Secured Obligations, in each case, only to the extent permitted under applicable law.  Without limiting the generality of the foregoing, but only to the extent permitted under applicable law, no Prospect Party will assert, plead or enforce against Karlsson any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Prospect DE or any other person liable in respect of any of the Secured Obligations, or any setoff available against Karlsson to Prospect DE or any such other person, whether or not on account of a related transaction.  Each Prospect Party expressly agrees that, subject to applicable law, it shall be and remain liable for any deficiency remaining after foreclosure of any security interest securing the Secured Obligations, whether or not the liability of Prospect DE is discharged pursuant to statute or judicial decision. For the avoidance of doubt, but only to the extent permitted under applicable law, each Prospect Party waives any relief available under valuation and appraisement laws and any and all rights or defenses based on suretyship or impairment of collateral including, but not limited to, any rights or defenses arising by reason of: (i) any “one action” or “anti-deficiency” law or any other law which may prevent Karlsson from bringing any action, including a claim for deficiency, against such Prospect Party, before or after Karlsson’s commencement or completion of any foreclosure action, either judicially or if permitted by applicable law by exercise of a power of sale including, but not limited to, any right to a fair market value hearing, any right to offset the amount owed by any amount other than the amount paid at the trustee’s sale, any right to a statute of limitations shorter than six (6) years, and the provisions of A.R.S. §§ 12-1566, 33-814, 33-725, and 33-727; (ii) any election of remedies by Karlsson which destroys or otherwise adversely affects such Prospect Party’s subrogation rights or rights to proceed against Karlsson for reimbursement, including without limitation, any loss of rights such Prospect Party may suffer by reason of any law limiting, qualifying, or discharging any indebtedness; (iii) any disability or other defense of Prospect DE, of any other guarantor, or of any other person, or by reason of the cessation of Prospect DE’s liability from any cause whatsoever, other than payment in full in legal tender, of the Secured Obligations; (iv) any right to claim discharge of the Secured Obligations on the basis of unjustified impairment of any collateral for the Secured Obligations; (v) any statute of limitations, if at any time any action or suit brought by Karlsson against such Prospect Party is commenced, there are outstanding Secured Obligations which are not barred by any applicable statute of limitations; or (vi) any defenses given to guarantors at law or in equity other than actual payment and performance of the Secured Obligations. If payment is made by Prospect DE, whether voluntarily or otherwise, or by any third party, on the Secured Obligations and thereafter Karlsson is forced to remit the amount of that payment to Prospect DE’s trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the Secured Obligations shall be considered unpaid for the purpose of the enforcement of this Agreement or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

d.                                      TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PROSPECT PARTY UNCONDITIONALLY AND IRREVOCABLY WAIVES ALL RIGHTS AND BENEFITS UNDER A.R.S. § 44-142, § 12-1641, ET SEQ. AND RULE 17(F) OF THE ARIZONA RULES OF CIVIL PROCEDURE AND ANY SIMILAR STATUTES OR RULES OF PROCEDURE. EACH PROSPECT PARTY WAIVES EVERY DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF, WHICH SUCH PROSPECT PARTY MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY KARLSSON IN ENFORCING THIS AGREEMENT.  AS FURTHER SECURITY, ANY AND ALL DEBTS AND LIABILITIES NOW OR HEREAFTER ARISING AND OWING TO ANY PROSPECT PARTY BY PROSPECT DE, OR TO ANY OTHER PARTY LIABLE TO KARLSSON FOR THE SECURED OBLIGATIONS, ARE HEREBY SUBORDINATED TO KARLSSON’S CLAIMS AND ARE HEREBY ASSIGNED TO KARLSSON.  EACH PROSPECT PARTY HEREBY AGREES THAT SUCH PROSPECT PARTY MAY BE JOINED AS A PARTY DEFENDANT IN ANY LEGAL PROCEEDING (INCLUDING, BUT NOT LIMITED TO, A FORECLOSURE PROCEEDING) INSTITUTED BY KARLSSON AGAINST PROSPECT DE.  EACH PROSPECT PARTY AND KARLSSON, AFTER CONSULTING OR HAVING HAD

THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY SUCH LEGAL PROCEEDING IN WHICH ANY PROSPECT PARTY AND KARLSSON ARE ADVERSE PARTIES.  THIS PROVISION IS A MATERIAL INDUCEMENT TO KARLSSON GRANTING ANY FINANCIAL ACCOMMODATION TO PROSPECT DE AND ACCEPTING THIS AGREEMENT

18.                               Notices.  Notwithstanding anything to the contrary contained in the Loan Documents, all notices, demands, requests and other communications of any kind which any party hereto may be required to or may desire to serve upon any other party (“Notice”) shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or other nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery, or (iii) if sent by certified mail, return receipt requested postage prepaid, on the third (3rd) business day following the date of mailing, or (iv) if sent by facsimile, then on the actual date of delivery (as evidenced by a facsimile confirmation) addressed as follows:

If to Karlsson:                                                                                         The Karlsson Group, Inc.

18 Ozone Avenue

Venice, California 90291

Attention: Michael Stone

Fax: (310) 933-0262

With a copy to:                                                                                    Loeb & Loeb LLP

10100 Santa Monica Boulevard, Suite 2200

Los Angeles, California 90067

Attention: Lance N. Jurich, Esq.

Fax: (310) 282-2211

If to the Prospect Parties:                                Prospect Global Resources, Inc.

1401 17th Street, Suite 1550

Denver, CO 80202

Attention: Mr. Damon Barber, Chief Executive Officer

Fax: (303) 990-8440

With a copy to:                                                                                    Eisner Kahan Gorry Chapman Ross & Jaffe PC

9601 Wilshire Boulevard, Suite 700

Beverly Hills, CA 90210

Attention: Mr. Michael Eisner

Fax: (310) 855-3201

Any party may change its address by giving the other party written notice of its new address as herein provided.

19.                               Headings.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

20.                               Representation by Counsel.  The Prospect Parties (a) have retained counsel to represent them in the transactions contemplated herein; (b) have read and understand this Agreement; (c) have been advised by their counsel with respect to its rights and obligations under this Agreement; and (d) agree that the principle of construction against draftsmen shall have no application in the interpretation of this Agreement.

21.                               Entire Agreement.  This Agreement and the Exhibits attached hereto contains the entire understanding between the parties with respect to the subject matter hereof.  The Loan Documents shall remain in full force and effect and shall not be further amended except by a writing signed by Karlsson and all of the parties to this Agreement, including any consenting parties hereto.

22.                               Successors and Assigns; Assignment.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.  Without limiting Karlsson’s rights under the Loan Documents, Karlsson may, without the consent of any Person, assign this Extension Agreement and its rights hereunder and under any other Loan Document at any time on or after the earliest to occur of (i) the occurrence of an Event of Default; (ii) the date on which Parent has raised, from Equity Issuances or Approved Subordinated Debt raises, a sum greater than or equal to Thirty Million Dollars ($30,000,000); or (iii) September 1, 2013. Karlsson and any assignee(s) of Karlsson may assign the Note and/or the Loan Documents, in whole or in part, to any Person; provided, however, that, it shall be a condition precedent to any assignment hereunder as a result of which there will be multiple simultaneous holders of the Note and/or the related rights under the Loan Documents that such holders shall have put in place, between or among themselves, a written agreement (an “Agency Agreement”), which includes agency provisions pursuant to the terms of which a single administrative agent (the “Administrative Agent”) is appointed, with which Prospect DE and its affiliates will solely interface with respect to all rights and obligations under the Note and the Loan Documents, and to which Prospect DE and its affiliates will remit all payments hereunder, and such Administrative Agent shall be Karlsson at all such times as Karlsson holds fifty percent (50%) or more of the Note; provided further, that in the event of such assignment: (i) the parties to the Agency Agreement will acknowledge in writing in the Agency Agreement that they have reviewed and understand this provision; and (ii) the Administrative Agent shall provide Prospect DE with a copy of the Agency Agreement, and any amendments thereto, upon execution of same. Notwithstanding the foregoing or any other provision hereof, if at any time, any proposed assignment of the Note and/or the Loan Documents would result in either: (i) Karlsson holding less than fifty percent (50%) of the amount of the Note, or (ii) any Person other than Karlsson acting as the Administrative Agent (in either case, a “Triggering Assignment”), then such Triggering Assignment shall not be effective without the proposed assignee(s) entering into an Agency Agreement that has been first approved in writing by Prospect DE, which approval shall not be unreasonably withheld or delayed. Notwithstanding any other provision herein, any purported assignment in violation of the provisions hereof shall be null and void.

23.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

24.                               Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

[remainder of page intentionally left blank, signatures follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first hereinabove written.

KARLSSON:

The Karlsson Group, Inc., an Arizona corporation

By:	/s/ Anders Karlsson
Name:	Anders Karlsson
Its:	President

[Signature Page — Extension Agreement]

PROSPECT DE:

Prospect Global Resources, Inc.,
a Delaware corporation

By:	/s/ Damon Barber
Name:	Damon Barber
Its:	President, CEO and Secretary

PARENT:

Prospect Global Resources, Inc.,
a Nevada corporation

By:	/s/ Damon Barber
Name:	Damon Barber
Its:	President, CEO and Secretary

AWP:

American West Potash, LLC, a Delaware limited
liability company

By:	/s/ Damon Barber
Name:	Damon Barber
Its:	President, CEO and Secretary

APACHE:

Apache County Land & Ranch, LLC, a Nevada limited
liability company

By:	/s/ Damon Barber
Name:	Damon Barber
Its:	President, CEO and Secretary

[Signature Page — Extension Agreement]

Exhibit A

FORM OF FIRST AMENDMENT TO NOTE

Exhibit B

FORM OF FIRST AMENDMENT TO WARRANT

Exhibit C

FORM OF FIRST AMENDMENT TO ADDITIONAL CONSIDERATION AGREEMENT

Exhibit D

FORM OF FIRST AMENDMENT TO SUPPLEMENTAL PAYMENT AGREEMENT

Exhibit E

FORM OF PARENT GUARANTEE

Exhibit F

FORM OF PROSPECT DE PLEDGE

Exhibit G

FORM OF ESCROW AGREEMENT